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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 1, 1998 (except for Note 6, as to which the date is October 6, 1998) with respect to the consolidated financial statements of Security Fence Supply Co., Inc., in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-76971) for 11 1/4% Series B Senior Subordinated Notes due 2007 and related Prospectus of MMI Products, Inc. dated May 5, 1999.

                                                  /s/ ERNST & YOUNG LLP


Houston, Texas
May 5, 1999